                                                                     Exhibit 4.5

THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON MAY 18, 2000, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN A STOCKHOLDERS AGREEMENT DATED AS OF JULY 30, 1999 AMONG SMTC CORPORATION AND CERTAIN STOCKHOLDERS THEREOF, A COPY OF WHICH MAY BE OBTAINED WITHOUT CHARGE BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS.


No. W-                                                                     Units
      -----                                                         ------

                          FORM OF WARRANT TO PURCHASE

                              UNITS CONSISTING OF
                            CLASS A-1 COMMON STOCK
                           AND CLASS L COMMON STOCK

                                      OF

                               SMTC CORPORATION
             Incorporated Under the Laws of the State of Delaware

     THIS CERTIFIES THAT, for value received, and subject to the provisions hereinafter set forth, _____________________, or its registered assigns (the "Holder") is entitled to purchase from SMTC Corporation, a Delaware corporation (the "Company"), during the period specified in this Warrant, ________ Units. Each Unit shall consist of nine (9) shares (subject to adjustment as hereinafter provided) of the Company's duly authorized, validly issued, fully paid and non-assessable Class A-1 Common Stock, par value .001 per share (the "Class A Stock") and one (1) share (subject to adjustment as hereinafter provided) of the Company's duly authorized, validly issued, fully paid and non-assessable Class L Common Stock, par value .001 per share (the "Class L Stock and, together with the Class A Stock, the "Common Stock"). The initial exercise price per Unit shall be (i) the Remaining Class L Minimum Payment Amount, as defined in the Amended and Restated Certificate of Incorporation of the Company, less (ii) United States Forty-Two Dollars (US$42.00), (the "Initial Exercise Price"). Certain capitalized terms used in this Warrant are defined in Section 10.

1.    Duration.  The right to subscribe for and purchase Units represented
      --------
hereby shall commence on November 18, 2000 and shall expire at 5:00 P.M., Eastern Standard Time, on May 18, 2010 (the "Expiration Date"). The Mandatory Redemption provisions of Section 3 hereto shall commence on the date hereof and shall expire at the Expiration Date.

2.    Method of Exercise; Payment, Issuance of New Warrant; Transfer and
      ------------------------------------------------------------------
      Exchange.
      --------

      2.1. Method of Exercise.
           ------------------

           2.1.1. Exercise. This Warrant may be exercised by the Holder hereof,
                  --------
      in whole or in part, during normal business hours on any business day after November 18, 2000 and on or prior to the Expiration Date, by surrender of this Warrant to the Company at its principal office, accompanied by a subscription substantially in the form attached to this Warrant duly executed by such Holder and accompanied by (a) wire transfer of immediately available funds, (b) certified or official bank check payable to the order of the Company or (c) delivery to the Company of Notes (which for this purpose will be valued at par plus accrued and unpaid interest), in each case in the amount obtained by multiplying (i) the number of Units for which this Warrant is then being exercised, as designated in such subscription, by (ii) the Initial Exercise Price, and such Holder shall thereupon be entitled to receive the number of Units (consisting of the number of shares of Class A Stock and Class L Stock (or Other Securities) as provided in Section 5 hereof) for which this Warrant is then being exercised, as designated in such subscription.

           2.1.2. Voluntary Conversion. This Warrant may be converted by the
                  --------------------
      Holder hereof, in whole or in part, into Units during normal business hours on any business day after November 18, 2000 and on or prior to the Expiration Date, by surrender of this Warrant to the Company at its principal office, accompanied by a conversion notice substantially in the form attached to this Warrant duly executed by such Holder, and such Holder shall thereupon be entitled to receive a number of Units, (consisting of the number of shares of Class A Stock and Class L Stock (or Other Securities) as provided in Section 5 hereof) equal to:

           (a)  the excess of

                (i) (x) the number of Units for which this Warrant may be exercised, as designated in such conversion notice, multiplied by (y) the Current Market Price of each such Unit (consisting of the number of shares of Class A Stock and Class L Stock (or Other Securities) as provided in Section 5 hereof) so receivable upon such exercise over

                (ii) (x) the number of Units for which this Warrant may be exercised, as designated in such conversion notice, multiplied by (y) the Initial Exercise Price divided by

           (b) such Current Market Price of each such Unit (consisting of the number of Class A Stock and Class L Stock (or Other Securities) determined as provided in Section 5 hereof).

For all purposes of this Warrant (other than this Section 2.1), any reference herein to the exercise of this Warrant shall be deemed to include a reference to the voluntary conversion of this Warrant into Units, in accordance with the terms of Sections 2.1.2.

      2.2. When Exercise Effective. Each exercise of this Warrant shall be
           -----------------------
deemed to have been effected immediately prior to the close of business on the business day on which this Warrant shall have been surrendered to the Company as provided in Section 2.1 hereof, and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such exercise as provided in Section
2.3 hereof shall be deemed to have become the holder or holders of record thereof.

      2.3. Delivery of Stock Certificates, etc. As soon as practicable after
           -----------------------------------
each exercise of this Warrant, in whole or in part, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof or, subject to the provisions of the Stockholders Agreement, as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

           (a) certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Class A Stock and Class L Stock (or Other Securities) to which such Holder shall be entitled upon such exercise plus, in lieu of any fractional shares to which such Holder would otherwise be entitled, cash in an amount equal to the same fraction of the current Market Price of such shares on the business day next preceding the date of such exercise; and

           (b) in case such exercise is in part only, a new Warrant or Warrants of like tenor, dated the date hereof and calling in the aggregate on the face or faces thereof for the number of Units equal to the number of such Units called for on the face of this Warrant minus the number of such Units designated by the Holder upon such exercise as provided in Section
      2.1 hereof.

      2.4.  Exchange of Warrant.  This Warrant is exchangeable at the aforesaid
            -------------------
principal office of the Company for Warrants for the purchase of the same aggregate number of Units, each new Warrant to represent the right to purchase such number of Units as the Holder hereof shall designate at the time of such exchange. All Warrants issued on transfers or exchanges shall be dated the date hereof and shall be identical with this Warrant except as to the number of Units issuable pursuant hereto.

      2.5. Company to Reaffirm Obligations. The Company will, at the time of or
           -------------------------------
at any time after each exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing its continuing obligation to afford to such Holder all rights to which such Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided that if any such Holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Company to afford such rights to such Holder.

3.  Conversion Upon Sale or IPO
    ---------------------------

      3.1. Conversion Upon Sale of the Company.  In the event of any Sale of the
           -----------------------------------
Company, this Warrant shall be exercisable, immediately prior to the closing of the Sale of the Company, by surrender of this Warrant to the Company at its principal office, accompanied by a conversion notice substantially in the form attached to this Warrant, duly executed by such Holder and such Holder shall be entitled to receive an amount of common stock of the Company calculated as follows:

           I.  Determine Pre-Discount Sale Conversion Value

               (a)  the excess of

                    (i)  $11.25 million

                    over

                    (ii) the aggregate redemption price of the Notes, pursuant to Section 3.3 of the Senior Subordinate Loan Agreement, on the closing date of the Sale of the Company multiplied by

               (b) the maximum number of Units for which this Warrant may be exercised, divided by the total number Units for which all Warrants issued by the Company on May 18, 2000 may be exercised (whether or not such warrants are then outstanding); (the "Pre-Discount Sale Conversion Value").

           II.  Apply Discount

                (a) Determine the percent of consideration to be received by the HTM Investors, as defined in the Stockholders Agreement, for the Sale of the Company, in : (x) cash (the "Cash Percent"), (y) classes of stock that are publicly traded (the "Stock Percent"), and (z) all other securities or property (the "Other Percent"). For this purpose, all securities or other property shall be valued as they are valued as consideration for the Sale of the Company.

                (b) Multiply the Pre-Discount Sale Conversion Value by the Cash Percent.

                (c) Multiply the Pre-Discount Sale Conversion Value by the Stock Percent and divide the result by 0.9.

                (d) Multiply the Pre-Discount Sale Conversion Value by the Other Percent and divide the result by 0.8.

                (e) The amount determined in (b) plus the amount determined in
           (c) plus the amount determined in (d) are together the "Sale Conversion Value." For purposes of determining the number of shares of common stock of the Company equal to the Sale Conversion Value, the common stock of the Company shall be valued as it is valued in the Sale of the Company.

      3.2. Conversion on Initial Public Offering. In the event of an Initial
           -------------------------------------
Public Offering, this Warrant shall be exercisable by surrender of this Warrant to the Company at its principal office, accompanied by a conversion notice substantially in the form attached to this Warrant, duly executed by such Holder and such Holder shall be entitled to receive the number of shares of the Company's duly authorized, validly issued, fully paid and non-assessable common stock (of the same class as issued in the Initial Public Offering) equal to:

                (a)  the excess of

                     (i)  $11.25 million

           over

                     (ii) the aggregate redemption price of the Notes, pursuant to Section 3.3 of the Senior Subordinated Loan Agreement, on the closing date of the Initial Public Offering multiplied by

                 (b) the maximum number of Units for which this Warrant may be exercised, divided by the total number Units for which all Warrants issued by the Company on May 18, 2000 may be exercised (whether or not such warrants are then outstanding)

           divided by

                 (c) the Initial Public Offering Price multiplied by 0.8; (the "IPO Conversion Value").

      3.3. When Exercise Effective. The exercise of this Warrant pursuant to
           -----------------------
this Section 3 shall be deemed to have been effected immediately prior to the closing of the Sale of the Company or Initial Public Offering, as applicable. Any right to exercise this Warrant shall terminate upon the closing of the Sale of the Company or Initial Public Offering, as applicable.

      3.4. Delivery of Sale Conversion Value. Immediately prior to the closing
           ---------------------------------
of the Sale of the Company, the Company at its expense shall cause to be delivered to the Holder hereof or, as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

                (a) a certificate, setting forth in reasonable detail, the amount and composition of the Pre-Discount Sale Conversion Value and the Sale Conversion Value and the calculations by which such Pre-Discount Sale Conversion Value and the Sale Conversion Value were determined;

                (b) a certificate or certificates in the name of the Holder related to the common stock to which such Holder shall be entitled upon such redemption, as included in the Sale Conversion Value, plus in lieu of any fractional share of common stock to which such Holder would otherwise be entitled, cash in an amount equal to the same fraction of the value of the common stock as determined in the Sale of the Company;

      3.5. Delivery of IPO Conversion Value. On the closing date of the Initial
           --------------------------------
Public Offering, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof or, as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct: a certificate of certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of common stock (of the same class as issued in the Initial Public Offering) to which such Holder shall be entitled upon such redemption plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash in an amount equal to the same fraction of the Initial Public Offering Price.

4.   Stock Fully Paid; Reservation of Shares.  The Company represents, warrants,
     ---------------------------------------
covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and non-assessable. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved solely for the purpose of the issuance upon exercise of this Warrant a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

     If any shares of Common Stock required to be reserved for issuance upon exercise of this Warrant require registration or qualification with any governmental authority under any federal or state law before such shares may be so issued, the Company will in good faith and as expeditiously as reasonably possible use reasonable efforts to cause such shares to be duly registered or qualified; provided, however, that the Company shall not be required to effect any registration under federal or state securities laws other than as provided in Section 6 of the Stockholders Agreement.

     The Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (c) use its reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant; provided, however, that the Company shall not be required to effect any registration under federal or state securities laws other than as provided in Section 6 of the Stockholders Agreement.

5.    Adjustment to Number of Shares of Common Stock (or Other Securities)
      --------------------------------------------------------------------
Comprising a Unit.
-----------------

      5.1. In the event that at any time or from time to time after the date hereof the Company shall (i) pay a dividend or make a distribution on its Common Stock in shares of its Common Stock or other shares of capital stock, (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) increase or decrease the number of shares of Common Stock outstanding by reclassification of its Common Stock, then the number of shares of Common Stock purchasable upon exercise of this Warrant immediately after the happening of such event shall be adjusted (including by adjusting the definition of "Units") so that, after giving effect to such adjustment, the Holder of this Warrant shall be entitled to receive the number of shares of each class of Common Stock (or other securities) upon exercise that such Holder would have owned or have been entitled to receive had this Warrant been exercised immediately prior to the happening of the events described above (or, in the case of a dividend or distribution of Common Stock, immediately prior to the record date therefor). An adjustment made pursuant to this Section 5.1 shall become effective immediately after the effective date, retroactive to the record date therefor in the case of a dividend or distribution in shares of Common Stock, and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

      5.2. Other Events. If any event occurs as to which the foregoing
           ------------
provisions of Section 5.1 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board, fairly and adequately protect the purchase rights represented by the Warrants in accordance with the essential intent and principles of such provisions, then the Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board, to protect such purchase rights as aforesaid.

6.  Notice of Adjustments.  Whenever the number of shares of Class A Stock or
    ---------------------
Class L Stock (or Other Securities) comprising a Unit is adjusted pursuant to
Section 5 hereof, the Company will promptly deliver to the Holder of this Warrant at the address provided in the Stockholders Agreement a certificate setting forth, in reasonable detail, the event that triggered the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the number of shares of Class A Stock and Class A Stock and Class L Stock (or Other Securities) comprising a Unit after giving effect to such adjustment.

7.  Dividends/Distributions/Sale of the Company/Initial Public Offering.  The
    -------------------------------------------------------------------
Company shall give the Holder of this Warrant not less than 15 days prior written notice of its intent to pay a dividend, make any other distribution on any shares of its capital stock, effect an Initial Public Offering, or effect a Sale of the Company and shall set forth in such notice the amount and type of such dividend or distribution and the shares of capital stock on which such dividend or distribution will be paid, or in the case of an Initial Public Offering or a Sale of the Company, the economic terms thereof. If the Holder of this Warrant does not elect to exercise this Warrant prior to such dividend or distribution, an amount equal to the cash which the Holder would have received on the Common Stock had the Holder exercised this Warrant immediately prior to such dividend or distribution shall at the option of the Holder (a) be used as a credit against the Exercise Price or (b) be retained by the Company and paid to such Holder upon the exercise of this Warrant.

8.  Restrictions; Legends.
    ---------------------

      8.1.  Stockholders Agreement. This Warrant and the Common Stock (or Other
            ----------------------
Securities) issuable upon the exercise hereof are subject in all respects to the provisions of the Stockholders Agreement. This Warrant and each certificate issued upon the exercise of this Warrant and each certificate issued upon any direct or indirect transfer of this Warrant or of any share of Common Stock (or Other Securities) issuable upon exercise of this Warrant shall be transferable only upon satisfaction of the conditions set forth in the Stockholders Agreement, and shall be stamped or otherwise imprinted with legends in the form required under Section 9 of the Stockholders Agreement.

      8.2. Termination of Restrictions; Removal of Legends. The restrictions
           -----------------------------------------------
imposed by Section 8.1 upon the transferability of this Warrant and the Common Stock (or Other Securities) issuable upon exercise of this Warrant shall cease and terminate at such time as this Warrant or any such shares of Common Stock shall no longer be subject to the provisions of Sections 3 and 9 of the Stockholders Agreement. Whenever such restrictions cease and terminate as to this Warrant or any such Common Stock, the Holder thereof shall be entitled to receive from the Company, without expense (other than applicable transfer taxes, if any), new securities not bearing the applicable legends required by Section
8.1 hereof.

9.  No Rights or Liabilities as Stockholder.  Nothing contained in this Warrant
    ---------------------------------------
shall be construed as conferring upon the Holder hereof any rights as a stockholder of the Company or as imposing any obligation on such Holder to purchase any Securities or as imposing any liabilities on such Holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

10.  Definitions.  For the purposes of this Warrant, the following terms have
     -----------
the following meanings:

      "Board" shall mean the Board of Directors of the Company.

      "Cash Percent" shall have the meaning set forth in Section 3.1.

      "Class A Stock" shall have the meaning set forth in the first paragraph hereof.

      "Class L Stock" shall have the meaning set forth in the first paragraph hereof.

      "Common Stock" shall have the meaning set forth in the first paragraph hereof.

      "Company" shall mean SMTC Corporation, a Delaware corporation, and its successors and assigns.

      "Current Market Price" shall mean on any date specified herein, the average daily Market Price during the period of the most recent 20 days, ending on such date, on which the national securities exchanges were open for trading, except that if any component of a Unit is not then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, the Current Market Price of such component shall be the Market Price of such component on such date.

      "Expiration Date" shall have the meaning set forth in Section 1.

      "Holder" shall have the meaning set forth in the first paragraph hereof.

      "Initial Exercise Price" shall have the meaning set forth in the first paragraph hereof.

      "IPO Conversion Value" shall have the meaning set forth in Section
3.2.

      "Initial Public Offering" means the initial public offering and sale of the Company's common stock for cash pursuant to an effective registration statement on Form S-1 under the Securities Act (or any successor form under the Securities Act).

      "Initial Public Offering Price" means the price per share at which common stock is first offered to the public in the Initial Public Offering, as disclosed on the cover of the prospectus related to the Initial Public Offering.

      "Majority Holders" shall mean at any time Holders of Warrants
exercisable for 50%   of the shares of Common Stock issuable under the Warrants
at such time outstanding.

      "Market Price" shall mean on any date specified herein, the amount per Unit based on (a) the last sale price of each component of a Unit, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which Common Stock is then listed or admitted to trading, or (b) if any component of a Unit is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the NASD, the last trading price of such component on such date, or (c) if there shall have been no trading on such date or if any component of a Unit is not so designated, the average of the closing bid and asked prices of such component on such date as shown by the NASD automated quotation system, or (d) if any component of a Unit is not then listed or admitted to trading on any national exchange or quoted in the over-the-counter market, the fair market value thereof determined in good faith by the Board.

      "Notes" shall mean the Notes of the Company issued pursuant to the Senior Subordinated Loan Agreement.

      "Other Percent" shall have the meaning set forth in Section 3.1.

      "Other Securities" shall mean any stock (other than the Units) and other securities of the Company or any other Person which the Holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to the Units, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of the Units or Other Securities pursuant to Section 5 hereof or otherwise.

      "Person" shall mean an individual, a corporation, a limited liability company, a partnership, a trust, an unincorporated organization or a government organization or an agency or political subdivision thereof.

      "Pre-Discount Sale Conversion Value" shall have the meaning set forth in Section 3.1.

      "Sale of the Company" means (a) any change in the ownership of the capital stock of the Company if, immediately after giving effect thereto, any Person (or group of Persons acting in concert) other than the stockholders of the Company as of the date hereof (and their Permitted Transferees, as defined in the Stockholders Agreement) will have the direct or indirect power to elect a majority of the members of the Board, (b) any change in the ownership of the capital stock of the Company if, immediately after giving effect thereto, the stockholders of the Company as of the date hereof (and their Permitted Transferees, as defined in the Stockholders Agreement) shall own less than 25% of the Company's common stock on a fully diluted basis (assuming the exercise of all outstanding options and warrants and the conversion of all outstanding convertible securities), or (c) the acquisition of all or substantially all of the Company's assets by any Person, unless immediately after giving effect thereto the stockholders of the Company as of the date hereof (and their Permitted Transferees, as defined in the Stockholders Agreement) will have the direct or indirect power to elect a majority of the members of such acquiring Person's board of directors.

      "Sale Conversion Value" shall have the meaning set forth in Section
3.1.

      "Securities" shall mean any debt or equity securities of the Company, whether now or hereafter authorized, and any instrument convertible into or exchangeable for Securities or a Security. "Security" shall mean one of the Securities.

      "Securities Act" shall mean as of any date of the Securities Act of 1933, as amended, or any similar Federal statute then in effect.

      "Senior Subordinated Loan Agreement" shall mean the Senior
Subordinated Loan Agreement dated as of May 18, 2000 among the Company and the lenders listed therein.

      "Stock" shall include any and all shares, interests or other equivalents (however designated) of, or participants in, the capital stock of a corporation of any class.

      "Stockholders Agreement" shall mean the Stockholders Agreement dated as of July 30, 1999 among the Company and certain holders of the Company's outstanding capital stock, and as such Stockholders Agreement may hereafter from time to time be amended, modified or supplemented in accordance with its terms.

      "Stock Percent" shall have the meaning set forth in Section 3.1.

      "Subscription Agreement" shall mean the Warrant Subscription Agreement dated as of May 18, 2000 among the Company and certain purchasers of the Warrants.

      "Warrants" shall mean the Warrants issued and sold pursuant to the Subscription Agreement. The term "Warrants" shall include, without limitation, this Warrant and any Warrants issued in substitution or exchange for any thereof.

11.   Amendment and Waiver.  Any term, covenant, agreement or condition in this
      --------------------
Warrant may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument or written instruments executed by the Company and the Majority Holders; provided, however, that no such amendment or waiver shall increase the Exercise Price, shorten the period during which the Warrants may be exercised or modify any provision of this Section 11 without consent of the Holders of all Warrants then outstanding affected by such amendment or waiver.

12.   Governing Law.  This Warrant shall be governed by and construed in
      -------------
accordance with the internal laws of the State of Delaware (without giving effect to the choice of law principles of such state).

Dated:  May 18, 2000


                              SMTC CORPORATION



                              By:
                                 -------------------------------------------
                                 Name:
                                 Title:

                             FORM OF SUBSCRIPTION

                [To be executed only upon exercise of Warrant]


To SMTC Corporation

      The undersigned registered Holder of the within Warrant hereby irrevocably exercises such Warrant for, and purchases thereunder, _____/1/ Units and herewith makes payment of $__________ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to ______________________________, whose address is

Dated:
                          ----------------------------------------------
                          (Signature must conform in all
                          respects to name of Holder as
                          specified on the face of Warrant)



                          -------------------------------------
                          (Street Address)



                          -------------------------------------
                          (City)     (State)     (Zip Code)

-------------------
/1/  Insert here the number of Units called for on the face of this Warrant
(or, in the case of a partial exercise, the portion thereof as to which this Warrant is being exercised). In the case of a partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of the Warrant, to the holder surrendering the Warrant.

                              FORM OF ASSIGNMENT

                [To be executed only upon transfer of Warrant]

      For value received, the undersigned registered Holder of the within
Warrant hereby sells, assigns and transfers unto                          the
                                                --------------------------
right represented by such warrant to purchase               /2/ Units of SMTC
                                             --------------
Corporation to which such Warrant relates, and appoints
                                                       ----------------------
Attorney to make such transfer on the books of SMTC Corporation maintained for such purpose, with full power of substitution in the premises.


Dated:                     _________________________________
                           (Signature must conform in all
                           respects to name of Holder as
                           specified on the face of Warrant)


                           __________________________________
                                    (Street Address)


                           __________________________________
                           (City)    (State)    (Zip Code)


Signed in the presence of:


______________________________




--------------------
/2/ Insert here the number of Units called for on the face of this Warrant (or, in the case of a partial assignment, the portion thereof as to which this Warrant is being assigned). In the case of a partial assignment, a new Warrant or Warrants will be issued and delivered, representing the unassigned portion of the Warrant, to the Holder assigning a portion of the Warrant.

                           FORM OF CONVERSION NOTICE

To SMTC Corporation


      The undersigned registered Holder of the within Warrant hereby irrevocably
converts such Warrant with respect to       /3/ Units which such Holder would be
                                     ------
entitled to receive upon the exercise hereof, and requests that the certificates for such shares be issued in the name of, and delivered to
                               , whose address is
-------------------------------

Dated:                           ____________________________________
                                 (Signature must conform in all
                                 respects to name of Holder as
                                 specified on the face of Warrant)


                                 _____________________________________
                                 (Street Address)


                                 _____________________________________
                                 (City)    (State)    (Zip Code)


-------------------
/3/ Insert here the number of Units called for on the face of this Warrant (or, in the case of a partial conversion, the portion thereof as to which this Warrant is being converted). In the case of a partial conversion, a new Warrant or Warrants will be issued and delivered, representing the unconverted portion of the Warrant, to the Holder surrendering the Warrant.